Exhibit 99.1

Investor Relations Contact:

Elias Nader, interim CFO

Sigma Designs, Inc.

Tel: (408) 957-9847

IR@sigmadesigns.com

Sigma Designs, Inc. announces the appointment of Martin Manniche to its Board of Directors

MILPITAS, CA—(Marketwired - February 24, 2014) - Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in connected media platforms, today announced that it has appointed Martin Manniche to its Board of Directors effective immediately.

Mr. Manniche is the Co-founder, Chairman and Chief Technology Officer of GreenWave Reality, a technology development and services company which works with leading service providers, lighting manufacturers, insurance and utilities companies across the world. Mr. Manniche brings a strong visionary presence to Sigma’s board with an incredible track record of innovation in consumer electronics, home networking and services platforms for Home control, and the Internet of Things.

Mr. Manniche is a highly successful serial entrepreneur and has founded and successfully grown a number of innovative companies, collecting over 100 innovation awards in the process. Under his leadership, GreenWave was awarded the Nobel Sustainability Supported Clean Tech Company 2013 in recognition for its inventive and effective initiatives and technologies to help consumer manage their energy consumption. Prior to GreenWave Reality, Manniche served as the Chief Technology Officer for the Cisco Consumer Business Group where he helped Cisco’s consumer group successfully grow their business and innovation. Manniche has also held multiple board and advisory board positions in 12 different companies during his career.

"We are very excited to have Martin join our Board of Directors. Martin is a gifted visionary and we look forward to benefiting from his insights and experience." said Thinh Tran, Sigma's President and Chief Executive Officer. "His experience at Cisco’s Consumer Business Group, multiple start-up companies, and other board positions will be immensely valuable as we shape our plans for future growth and profitability."

"I am delighted to join the Board of Directors of Sigma Designs," said Mr. Manniche. "Sigma has always been an innovative company with strong technology and a worldwide footprint of customers. I believe I can help them formulate the direction and partnerships to succeed in the market segments they are serving.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about confidence in the long-term strength of the company. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of the Set-Top Box, home networking, digital TV, and home control and energy management markets in general, the ramp in demand from Sigma's set-top box, television and telecommunication customers, Sigma's ability to deploy and achieve market acceptance for Sigma products, and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in Sigma's SEC reports, including Sigma's report on Form 10-Q as filed with the SEC on December 12, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in connected media platforms. The company designs and builds the essential semiconductor technologies that serve as the foundation for the world's leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more. For more information about Sigma Designs, please visit www.sigmadesigns.com.